TIDAL TRUST III 485BPOS

Exhibit 99(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment No. 96 and Amendment No. 99, to the Registration Statement on Form N-1A of Battleshares NVDA vs INTC ETF, Battleshares TSLA vs F ETF, Battleshares COIN vs WFC ETF, Battleshares MSTR vs JPM ETF, Battleshares NFLX vs CMCSA ETF, Battleshares LLY vs YUM ETF, Battleshares GOOGL vs NYT ETF, each a series of Tidal Trust III.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

January 23, 2025